Filed pursuant to Rule 424b(3)
Registration Statement No. 333-57355

PROSPECTUS SUPPLEMENT NO. 14
(to prospectus dated July 17, 1998)

3,267,564 Shares
First Industrial Realty Trust, Inc.
Common Stock

This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

The table below reflects the following transactions:

•	the transfer by Paul F. Obrecht of 583 units to the Saint James School.

Name	Number of Shares and Units Owned Before the Offering	Number of Shares Offered Hereby
Paul F. Obrecht	3,872	3,872
Saint James School	583	583

The date of this prospectus supplement is November 10, 2006.